UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36730	27-3403111
(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street, Morrisville, North Carolina 27560

(Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2019 (the “Effective Date”), the Board of Directors (the “Board”) of Syneos Health, Inc. (the “Company”) designated Robert Parks, Executive Vice President and Chief Accounting Officer, as the principal accounting officer of the Company. Until the Effective Date, Jason Meggs, the Company’s Chief Financial Officer, served as the Company’s principal accounting officer. Mr. Meggs will continue to serve as principal financial officer of the Company.

Mr. Parks joined the Company in November 2018 as Executive Vice President and Chief Accounting Officer and brings more than two decades of relevant experience to his new role. From May 2017 to November 2018, Mr. Parks served as Senior Vice President, Corporate Controller and principal accounting officer of IQVIA Holdings Inc. (“IQVIA”), a provider of biopharmaceutical development and commercial outsourcing services. From April 2013 to May 2017, Mr. Parks served as Vice President, Finance, of IQVIA. Prior to joining IQVIA, Mr. Parks served in leadership roles at both public and private companies, including Chief Accounting Officer at TMX Finance, LLC, a title lending business, and Head of SEC Reporting and SOX Compliance at Allscripts, Inc., a provider of technology solutions for the healthcare industry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: February 1, 2019	/s/ Jonathan Olefson
Name: Jonathan Olefson Title: General Counsel